EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of Cuisine Solutions, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof, pursuant to 18 U.S.C. Section 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that:

(a)

the Quarterly Report on Form 10-Q for the period ended September 20, 2008 filed on the date hereof by the Company with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STANISLAS VILGRAIN	Chief Executive Officer	November 3, 2008
Stanislas Vilgrain

/s/ RONALD ZILKOWSKI	Chief Financial Officer, Treasurer and Corporate Secretary	November 3, 2008
Ronald Zilkowski